UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

FIFTH WALL ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-39991	85-218526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Center Drive 10th Floor Los Angeles, California 90045	90045
(Address of principal executive offices)	(Zip Code)

(310) 858-8878

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FWAA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

General

On July 23, 2021, Fifth Wall Acquisition Corp. I, a Delaware corporation (“FWAA”), and SmartRent.com, Inc., a Delaware corporation (“SmartRent”), entered into an amendment (the “Amendment”) to the previously disclosed Merger Agreement, dated as of April 21, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among FWAA, Einstein Merger Corp. I, a Delaware corporation and a wholly owned subsidiary of FWAA (“Merger Sub”), and SmartRent. The Amendment provides for certain changes to the Merger Agreement to reflect FWAA’s proposed stock exchange listing transfer from the Nasdaq Stock Market LLC to the New York Stock Exchange upon the consummation of the transactions contemplated by the Merger Agreement.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Amendment No. 1 to Merger Agreement, dated as of July 23, 2021, by and between FWAA and SmartRent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

FIFTH WALL ACQUISITION CORP. I

By:	/s/ Andriy Mykhaylovskyy

Name:	Andriy Mykhaylovskyy
Title:	Chief Financial Officer